Exhibit 99.1

Chase Issuance Trust

Excess Spread Analysis

	Jan-06	Dec-05	Nov-05	Oct-05	Sep-05	Aug-05
Yield	16.54%	15.91%	15.30%	15.29%	15.60%	15.64%
Less: Coupon	4.48%	4.40%	4.20%	4.09%	3.89%	3.75%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	2.33%	5.80%	6.84%	4.91%	4.42%	4.92%
Excess Spread	8.23%	4.21%	2.76%	4.79%	5.79%	5.47%
Three Month Average Excess Spread	5.07%	3.92%	4.45%	5.35%	5.65%	5.67%
Delinquency:
30 to 59 days	0.80%	0.81%	0.93%	1.10%	1.02%	1.03%
60 to 89 days	0.54%	0.52%	0.55%	0.70%	0.68%	0.69%
90 + days	1.06%	0.94%	1.04%	1.41%	1.36%	1.40%
Total	2.40%	2.27%	2.52%	3.21%	3.06%	3.12%
Principal Payment Rate	23.04%	21.52%	19.54%	18.54%	18.64%	19.11%

	Jul-05	Jun-05	May-05	Apr-05	Mar-05	Feb-05
Yield	15.92%	15.82%	16.52%	15.54%	17.18%	15.97%
Less: Coupon	3.59%	3.44%	3.34%	3.28%	3.17%	3.01%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.13%	5.03%	5.37%	5.10%	4.61%	5.07%
Excess Spread	5.70%	5.85%	6.31%	5.66%	7.90%	6.39%
Three Month Average Excess Spread	5.95%	5.94%	6.62%	6.65%	6.42%	5.57%
Delinquency:
30 to 59 days	1.08%	1.08%	1.08%	1.12%	1.11%	1.07%
60 to 89 days	0.74%	0.71%	0.71%	0.77%	0.72%	0.74%
90 + days	1.48%	1.45%	1.44%	1.59%	1.66%	1.69%
Total	3.30%	3.24%	3.23%	3.48%	3.49%	3.50%
Principal Payment Rate	18.93%	18.38%	19.12%	16.90%	19.09%	16.53%